Exhibit 3.2

AMENDED AND RESTATED BYE-LAWS

OF

FIDELIS INSURANCE HOLDINGS LIMITED

ADOPTED JUNE 28, 2023

TABLE OF CONTENTS

INTERPRETATION
1.	Definitions	1

SHARES

2.	Power to Issue Shares; Power to Purchase Shares	5
3.	Rights Attaching to Shares	5
4.	Calls on Shares	7
5.	Forfeiture of Shares	7
6.	Variation of Rights	8
7.	Power to Alter Capital	8
8.	Fractional Shares	8
9.	Registered Holder of Shares	8
10.	Death of a Joint Holder	9
11.	Share Certificates	9

REGISTER OF MEMBERS

12.	Contents of Register of Members	9
13.	Inspection of Register of Members	10
14.	Determination of Record Date	10

TRANSFER OF SHARES

15.	Instrument of Transfer	10
16.	Restrictions on Transfer	10
17.	Transfers by Joint Holders	10

TRANSMISSION OF SHARES

18.	Representative of Deceased Member	11
19.	Registration on Death or Bankruptcy	11

DIVIDENDS AND OTHER DISTRIBUTIONS

20.	Declaration of Dividends by the Board	11
21.	Other Distributions	11
22.	Method of Payment	11
23.	Reserve Fund	12
24.	Unclaimed Dividends	12
25.	Interest on Dividend	12

i

CAPITALISATION
26.	Capitalisation	12

MEETINGS OF MEMBERS
27.	Annual General Meetings	12
28.	Special General Meetings	12
29.	Requisitioned General Meetings	12
30.	Notice	13
31.	Giving Notice and Access	13
32.	Postponement or Cancellation of General Meeting	14
33.	Electronic Participation in Meetings	14
34.	Quorum at General Meetings	14
35.	Chairperson to Preside at General Meetings	14
36.	Voting on Resolutions	14
37.	Power to Demand a Vote on a Poll	15
38.	Voting by Joint Holders of Shares	16
39.	Instrument of Proxy	16
40.	Representation of Corporate Member	17
41.	Adjournment of General Meeting	17
42.	Written Resolutions	18
43.	Directors Attendance at General Meetings	18

DIRECTORS AND OFFICERS

44.	Board of Directors	18
45.	Management of the Company	19
46.	Power to Appoint CEO	19
47.	Power to Authorise Specific Actions	19
48.	Power to Appoint Attorney	19
49.	Power to Delegate to a Committee	19
50.	Power to Appoint and Dismiss Employees	19
51.	Power to Borrow and Charge Property	20
52.	Other Powers of the Board	20
53.	Number of Directors	20
54.	Election and Appointment of Directors; Classes of Directors	20
55.	Removal of Directors	22
56.	Other Vacancies	23
57.	Alternate Directors	23
58.	Remuneration of Directors	23
59.	Defect in Appointment	24
60.	Register of Directors and Officers	24
61.	Appointment of Officers	24
62.	Appointment of Secretary	24
63.	Duties of Officers	24
64.	Remuneration of Officers	24
65.	Conflicts of Interest	25
66.	Indemnification and Exculpation of Directors and Officers	25
67.	Waiver of Claim by Member	26

ii

MEETINGS OF THE BOARD OF DIRECTORS

68.	Board Meetings	26
69.	Notice of Board Meetings	26
70.	Electronic Participation in Meetings	27
71.	Quorum at the Board Meetings	27
72.	Board to Continue in the Event of Vacancy	27
73.	Chairperson to Preside	27
74.	Written Resolutions	27
75.	Validity of Prior Acts of the Board	27

CORPORATE RECORDS

76.	Minutes	27
77.	Place Where Corporate Records Kept	28
78.	Form and Use of Seal	28

ACCOUNTS

79.	Records of Account	28
80.	Financial Year End	28

AUDITS

81.	Annual Audit	28
82.	Appointment of Auditor	29
83.	Remuneration of Auditor	29
84.	Duties of Auditor	29
85.	Access to Records	29
86.	Financial Statements and the Auditor’s Report	29
87.	Vacancy in the Office of Auditor	29

VOLUNTARY WINDING-UP AND DISSOLUTION

88.	Winding-Up	30

ALTERATION OF BYE-LAWS AND MEMORANDUM OF ASSOCIATION

89.	Alteration of Bye-Laws	30
90.	Discontinuance	30

iii

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

INTERPRETATION

1.	Definitions

1.1	In these bye-laws (the “Bye-Laws”), the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Affiliate	with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. In the case of a natural person, his or her Affiliates include members of such Person’s immediate family, natural lineal descendants of such Person or a trust or other similar entity established for the exclusive benefit of such Person and his or her immediate family and natural lineal descendants;

Affiliate Transferee	with respect to any Member, (i) any Affiliate of the applicable Member, including any Person that has a common general partner, managing member, investment manager or governing body with any such Member or the funds which own such Member, and (ii) any general or limited partner or member of the applicable Member or any of its Affiliates and any corporation, partnership or other entity that is an Affiliate of such general or limited partner or member, so long as such Person remains an Affiliate thereof. Notwithstanding anything to the contrary herein, CVC’s Affiliate Transferees shall not include (a) any portfolio company of CVC or any of its affiliated investment funds or (b) CVC Credit Partners LP and any of its subsidiaries;

Alternate Director	an alternate Director appointed in accordance with these Bye-Laws;

Auditor	any Person appointed to audit the accounts of the Company;

Board	the board of Directors (including, for the avoidance of doubt, a sole Director) appointed or elected pursuant to these Bye-Laws and acting by resolution in accordance with the Act and these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Business Day	any day other than a Saturday, a Sunday or any day on which banks located in New York, London or Bermuda are authorized or obliged to close;

Cause	as it relates to a Director in such capacity, (i) the Director’s habitual drug or alcohol use that impairs the ability of the Director to perform his or her duties to the Company; (ii) the Director’s indictment by a court of competent jurisdiction, or a pleading of “no contest” or guilty, to a felony (or the equivalent if outside the United States); (iii) the Director’s engaging in fraud, embezzlement or any similar conduct with respect to the Company, any Subsidiary, or any assets of the Company or any Subsidiary; (iv) the Director’s wilful and material failure or refusal to perform his or her duties as a Director; or (v) the Director otherwise materially breaches any written policy of the Company or any Subsidiary regarding the conduct of its respective directors in the performance of his or her duties to the Company or any Subsidiary;

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

CEO	the Chief Executive Officer of the Company;

Chair	the Chair of the Company from time to time, who at the date of adoption of these Bye-Laws is Baroness Helena Morrissey, DBE;

Common Shareholders Agreement	the Company’s Amended and Restated Common Shareholders’ Agreement, dated as of June 16, 2023, as amended from time to time, by and among the Company and the holders of Common Shares party thereto;

Common Shares	the Common Shares of the Company, with an initial par value of $0.01 per share, and includes a fraction of a Common Share;

Company	the company for which these Bye-Laws are approved and confirmed;

Company Securities	(i) any shares (of any class) including Common Shares, Preference Shares or other equity securities of the Company and (ii) any options, warrants, convertible notes, securities of any type or similar rights issued that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any shares (of any class), including Common Shares, Preference Shares or other equity securities of the Company;

Crestview	Crestview FIHL Holdings, L.P., a Cayman Islands limited partnership, Crestview FIHL TE Holdings, Ltd, a Cayman Islands limited company, Crestview IV FIHL Holdings, L.P., a Cayman Islands limited partnership and Crestview IV FIHL TE Holdings LLC, a Cayman Islands limited liability company, collectively;

Crestview Nominee	has the meaning set forth in Bye-Law 54.3(a)(i);

CVC	CVC Falcon Holdings Limited, a Jersey limited liability company;

CVC Nominee	has the meaning set forth in Bye-Law 54.3(a)(ii);

Director	a director of the Company and shall include an Alternate Director;

Exchange Act	the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC promulgated thereunder;

IFRS	the International Financial Reporting Standards promulgated by the International Accounting Standards Board;

Indemnified Person	has the meaning set forth in Bye-Law 66.1;

Interested Director	has the meaning set forth in Bye-Law 65.2;

Member	the Person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

MGU HoldCo	Shelf Holdco II Limited, a Bermuda exempted company;

MGU HoldCo Nominee	has the meaning set forth in Bye-Law 54.3(a)(iv);

Nominee	has the meaning set forth in Bye-Law 54.3(a)(iv);

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

notice	written notice as further provided in these Bye-Laws unless otherwise specifically stated;

Officer	any Person appointed by the Board to hold an office in the Company;

Outstanding Common Shares	the lesser of (i) the total number of issued and outstanding Common Shares as of the date that the Company’s initial public offering is consummated and (ii) the total number of issued and outstanding Common Shares as of the date of determination (in each case, as equitably adjusted for any share split, reverse share split, share dividend, share combination, recapitalization, reclassification or similar transaction duly approved by the Board);

Person	an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental or quasi-governmental entity or any department, agency or political subdivision thereof;

Pine Brook	Pine Brook Feal Intermediate, L.P., a Cayman Islands limited partnership;

Pine Brook Nominee	has the meaning set forth in Bye-Law 54.3(a)(iii);

Preference Shares	the Preference Shares of the Company, with an initial par value of $0.01 per share;

Principal Shareholder	has the meaning set forth in Bye-Law 89.1;

Register of Directors and Officers	the register of Directors and Officers referred to in these Bye-Laws;

Register of Members	the register of Members referred to in these Bye-Laws;

Regulatory Agency	any nation, government, court, regulatory, taxing or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, body, agency, official or instrumentality, domestic or foreign, whether federal, national, provincial, state, local or multinational or self-regulatory organization or agency or other similar quasi-governmental regulatory body or arbitration panel, tribunal or arbitrator;

Resident Representative	any Person appointed to act as resident representative and includes any deputy or assistant resident representative;

SEC	the United States Securities and Exchange Commission;

Secretary	the Person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any Person appointed by the Board to perform any of the duties of the Secretary;

Simple Majority	(i) in the case of a vote of the Board, Directors representing more than 50% of the Directors then in office and (ii) in the case of a vote of the Members, the affirmative vote of Members holding more than 50% of the Total Voting Power;

Subsidiary	for any Person, any other Person (i) in which it directly or indirectly owns at least fifty percent (50%) of such Person’s voting securities, (ii) that, if a general or limited partnership, limited liability company, association or other business entity, a majority of the general or limited partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (iii) with which it is required to be consolidated under IFRS or U.S. GAAP;

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

Total Voting Power	the total votes attributable to all issued and outstanding Company Securities entitled to vote;

Transfer	any direct or indirect sale, exchange, transfer (including any transfer by gift), assignment, pledge, hypothecation, mortgage, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other transfer of legal or equitable interest in a security, in whole or in part, whether voluntarily or involuntarily or by operation of law or at a judicial sale or otherwise;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

United States	United States of America; and

Vacancy Event	has the meaning set forth in Bye-Law 56.1.

1.2

When a reference is made in these Bye-Laws to a Bye-Law, Exhibit or Schedule, such reference shall be to a Bye-Law of, or an Exhibit or Schedule to, these Bye-Laws, unless otherwise indicated. The table of contents and headings contained in these Bye-Laws are for reference purposes only and shall not affect in any way the meaning or interpretation of these Bye-Laws. Whenever the words “include,” “includes” or “including” are used in these Bye-Laws, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in these Bye-Laws shall refer to these Bye-Laws as a whole and not to any particular provision of these Bye-Laws. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions contained in these Bye-Laws are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise specifically indicated, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States. References to a Person are also to its permitted assigns and successors. Each representation, warranty, covenant, agreement and condition contained in these Bye-Laws shall have independent significance.

1.3	In these Bye-Laws, unless expressly stated otherwise, any reference to voting power, individual, combined or aggregate, refers to voting power after the application, if any.

1.4

In these Bye-Laws, (a) powers of delegation will not be restrictively construed but the widest interpretation will be given thereto, (b) the word “Board” in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more individuals appointed by the Board and any Director or Officer of the Company to whom or which the power in question has been delegated in accordance with these Bye-Laws, (c) no power of delegation will be limited by the existence of any other power of delegation and (d) except where expressly provided by the terms of delegation, the delegation of a power will not exclude the concurrent exercise of that power by any Person who or which is for the time being authorised to exercise it under these Bye-Laws or under another delegation of power.

1.5

In these Bye-Laws, where not inconsistent with the context (a) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and (b) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-Laws.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

1.6

In these Bye-Laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.7

The Board, acting by a Simple Majority, shall have the power to interpret or construe any term or provision of these Bye-Laws, and all decisions made by a Simple Majority of the Board in such interpretation or construction shall be binding and conclusive for all purposes.

SHARES

2.	Power to Issue Shares; Power to Purchase Shares

2.1

Subject to these Bye-Laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2

Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3

Subject to the Act, the Board may exercise all the powers of the Company to purchase all or any part of the Company’s own shares for cancellation or their acquisition as Treasury Shares on such terms as the Board sees fit.

3.	Rights Attaching to Shares

3.1	As of the date these Bye-Laws are adopted, the share capital of the Company is divided into two classes: (i) the Common Shares; and (ii) the Preference Shares.

3.2	The holders of Common Shares will, subject to these Bye-Laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to one vote per share;

(b)	be entitled to share equally and ratably in such dividends as the Board may from time to time declare;

(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to share equally and ratably in the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

3.3

The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)

whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any Subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

3.4

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

3.5

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any Person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the Person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

3.6

Subject to the provisions of these Bye-Laws and any limitations prescribed by law, and without prejudice to any special rights previously conferred on the holders of any existing class or series of shares, the Board is authorized to issue non-voting Common Shares that do not entitle the holders thereof to voting rights.

3.7

Except as otherwise expressly set forth herein or as required by the Act, and subject to any rights for the time being attached to any class or classes of shares, all classes of shares on any matter will vote together as a single class.

3.8

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.	Calls on Shares

4.1

The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

4.2

Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-Laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-Laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

4.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

4.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.

5.	Forfeiture of Shares

5.1

If any Member fails to pay, on the day appointed for payment thereof, any call pursuant to Bye-Law 4.1 in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing.

5.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-Laws and the Act.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

5.3

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

5.4

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

6.	Variation of Rights

6.1

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the approval of the Board and with the consent in writing of the holders of a Simple Majority of that class or with the sanction of a resolution passed by a Simple Majority at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy a Simple Majority. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or senior thereto.

7.	Power to Alter Capital

7.1

The Company may if authorized by a resolution passed by a Simple Majority of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

7.2

Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

8.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

9.	Registered Holder of Shares

9.1

The Company will be entitled to treat the registered holder of any share (or fraction thereof) as the absolute owner thereof and accordingly will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

9.2

Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent though the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, anyone can give an effectual receipt for any dividend paid in respect of such shares.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

10.	Death of a Joint Holder

Where two or more Persons are registered as joint holders of a share or shares, then, in the event of the death of any joint holder or holders, the remaining joint holder or holders will be absolutely entitled to the said share or shares and the Company will recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

11.	Share Certificates

11.1

Every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a Person expressly authorized to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

11.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom the shares have been allotted.

11.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

11.4	Notwithstanding any provisions of these Bye-Laws:

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-Laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no Person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

REGISTER OF MEMBERS

12.	Contents of Register of Members

12.1	The Board shall cause to be kept in one or more books at its registered office a Register of Members and shall enter therein the following information:

(a)	the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares; and

(b)	the date on which each Person was entered in the Register of Members.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

13.	Inspection of Register of Members

The Register of Members will be open to inspection without charge at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day is allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole 30 days in each year.

14.	Determination of Record Date

Notwithstanding any other provision of these Bye-Laws, the Board may fix any date as the record date for:

(a)	determining the Members entitled to receive any dividend or distribution;

(b)

determining the Members entitled to receive notice of and to vote at any general meeting of the Company (and the Board may determine a different record date for any adjournment or postponement thereof);

(c)	determining the Members entitled to execute a resolution in writing; and

(d)	determining the number of issued and outstanding shares for or in connection with any purpose.

TRANSFER OF SHARES

15.	Instrument of Transfer

15.1

An instrument of transfer shall be in writing in the form, or as near thereto as circumstances admit, of Form “A” in Schedule A hereto or in such other form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee; provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor will be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

15.2

The Board may refuse to recognize any instrument of transfer if it is not accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

16.	Restrictions on Transfer

16.1

Subject to the Act, this Bye-Law 16 and such other of the restrictions contained in these Bye-Laws and elsewhere as may be applicable, any Member may Transfer shares at the time owned by it and, upon receipt of a duly executed form of transfer in writing, the Board shall procure the timely registration of the same. If the Board refuses to register a direct Transfer for any reason it shall notify the proposed transferor and transferee within thirty (30) days of such refusal.

16.2

Without limiting the foregoing, the Board shall decline to approve or register a direct Transfer of shares unless all applicable consents, authorizations, permissions or approvals of any Regulatory Agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such direct Transfer have been obtained.

17.	Transfers by Joint Holders

The joint holders of any share may Transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may Transfer any such share to the executors or administrators of such deceased Member.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

TRANSMISSION OF SHARES

18.	Representative of Deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only Persons recognized by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Member with other Persons. Subject to the provisions of the Act, for the purpose of this Bye-Law, legal personal representative means the executor or administrator of a deceased Member or such other Person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

19.	Registration on Death or Bankruptcy

Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favor of such nominee an instrument of transfer in writing. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board will, in any case, have the same right to decline or suspend registration as it would have had in the case of a Transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

20.	Declaration of Dividends by the Board

The Board may, subject to these Bye-Laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares entitled thereto held by them and in proportion to the amount paid up on each share (where a larger amount is paid up on some shares than others), and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

21.	Other Distributions

The Board may declare and make such other distributions (in cash or in specie), in proportion to the number of shares held by them, to the Members as may be lawfully made out of the assets of the Company.

22.	Method of Payment

22.1

Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such Person and to such address as the holder may in writing direct.

22.2

In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such Person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

22.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

22.4

The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-Law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

23.	Reserve Fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special or general purpose.

24.	Unclaimed Dividends

Any dividend, distribution or other moneys payable in respect of a share which has remained unclaimed for a period of six years from the date of declaration of such dividend or distribution will be forfeited and shall revert and belong to the Company. The payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share may be paid into an account separate from the Company’s own account. Such payment will not constitute the Company a trustee in respect thereof.

25.	Interest on Dividend

Except as otherwise provided in any certificate of designation, no unpaid dividend or distribution will bear interest as against the Company.

CAPITALISATION

26.	Capitalisation

26.1

The Board may resolve to capitalise any part of any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

26.2

The Board may resolve to capitalise any part of any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

27.	Annual General Meetings

Subject to an election made by the Company in accordance with the Act to dispense with the holding of annual general meetings, an annual general meeting shall be held in each year at such time and place as the Board determines.

28.	Special General Meetings

The Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

29.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than 10% of the paid-up share capital of the Company which as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting in accordance with the provisions of the Act.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

30.	Notice

30.1

At least five (5) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

30.2

At least five (5) days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

30.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

30.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-Laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

30.5

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

30.6

Subject to the Act, business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye-Laws and applicable law will be conducted at any general meeting, and the chairperson of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye-Laws and applicable law.

31.	Giving Notice and Access

31.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

31.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

31.3

In proving service under Bye-Law 31.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

32.	Postponement or Cancellation of General Meeting

The Board may direct the Secretary to postpone or cancel any general meeting called in accordance with these Bye-Laws (other than a meeting requisitioned under these Bye-Laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye-Laws.

33.	Electronic Participation in Meetings

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

34.	Quorum at General Meetings

34.1

At any general meeting two or more persons present at the start of the meeting and representing in person or by proxy more than 50% of the Total Voting Power of the Company shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

34.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-Laws.

35.	Chairperson to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chair shall also act as chairperson of the meeting at all general meetings at which such Person is present. In the Chair’s absence a chairperson of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.

36.	Voting on Resolutions

36.1	Subject to the Act and these Bye-Laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a Simple Majority of the Members.

36.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

36.3

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-Laws, every Member present in person and every Person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

36.4

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairperson of the meeting shall direct the manner in which such Member may cast his or her vote on a show of hands.

36.5

At any general meeting if an amendment is proposed to any resolution under consideration and the chairperson of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

36.6

At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-Laws, be conclusive evidence of that fact.

37.	Power to Demand a Vote on a Poll

37.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairperson of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)

any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

37.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every Person present at such meeting shall have for each voting share of which such Person is the holder or for which such Person holds a proxy, one vote and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairperson of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A Person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

37.3

A poll demanded for the purpose of electing a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairperson (or acting chairperson) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

37.4

Where a vote is taken by poll, each Person physically present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each Person present by telephone, electronic or other communication facilities or means shall cast his or her vote in such manner as the chairperson of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairperson of the meeting for the purpose and the result of the poll shall be declared by the chairperson of the meeting will be final and binding absent manifest error.

37.5

The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors (if any) shall determine the number of voting shares issued and outstanding and the voting power of each, by reference to the Register of Members as at the relevant record date determined pursuant to Bye-Law 14, the number of voting shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and examine and count all ballots and determine the results of any vote. The inspectors (if any) shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director will act as an inspector. The determination and decision of the inspectors will be final and binding absent manifest error.

38.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

39.	Instrument of Proxy

39.1

Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-Laws. The instrument appointing a proxy shall be in writing under the hand of the appointer or of such appointer’s attorney authorised by such appointer in writing or, if the appointer is a not a natural person, either under its seal or under the hand of an officer, attorney or other Person authorised to sign the same. A Member that is the holder of two or more shares may appoint more than one proxy to represent such Member and vote on such Member’s behalf in respect of different shares. Any proxy may be executed within or outside the United States.

39.2

Any Member may irrevocably appoint a proxy and in such case: (a) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (b) if the Company has been given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, then the Company shall give to such proxy (in addition to the Member) notice of all meetings of Members of the Company; (c) such proxy shall be the only Person entitled to vote the relevant shares at any meeting at which such proxy is present; and (d) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force.

39.3

The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith, or as otherwise approved by the Board) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

39.4

Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy will be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy will unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

39.5

A vote given in accordance with the terms of an instrument of proxy will be valid notwithstanding the previous death or unsoundness of mind of the principal or signatory, or termination or revocation of the instrument of proxy or of the authority under which it was executed, unless notice in writing of such death, insanity or revocation was received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll.

39.6

Subject to the Act, the Board may, or the chairperson of the relevant meeting may at his or her discretion (with respect to such meeting only), waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it or he or she thinks fit as to the right of any Person to attend and vote on behalf of any Member at general meetings. The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

40.	Representation of Corporate Member

40.1

A Member that is not a natural person may, by written instrument, authorise one or more persons as it thinks fit to act as its representative at any meeting of the Members and the Person or Persons so authorised shall be entitled to exercise the same powers on behalf of the Member that such Person or persons represent as that Member could exercise if it were a natural person. Such Member will for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a Person so authorised is present at the meeting.

40.2

Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she, in good faith, thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a Member that is not a natural person.

41.	Adjournment of General Meeting

41.1

The chairperson of a general meeting may, with the consent of the Members holding a majority of the voting power of those Members present in person or by proxy at any general meeting at which a quorum is present, adjourn the meeting.

41.2	In addition, the chairperson may adjourn the meeting to another time and place without such consent or direction if it appears to him or her in good faith that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend that are not present;

(b)	the unruly conduct of one or more persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary or appropriate so that the business of the meeting may be properly conducted.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

41.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-Laws.

42.	Written Resolutions

42.1

Subject to these Bye-Laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-Law.

42.2

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

42.3

A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

42.4	A resolution in writing may be signed in any number of counterparts in accordance with reasonable procedures as may be determined by the Board.

42.5

A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-Law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

42.6	A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Act.

42.7	This Bye-Law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his or her term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his or her term of office.

42.8

For the purposes of this Bye-Law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-Law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-Law, a reference to such date.

43.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

44.	Board of Directors

The business of the Company shall be managed and conducted by the Board. Only natural persons may be Directors of the Company.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

45.	Management of the Company

In managing the business of the Company, the Board may exercise all powers of the Company as are not, by statute or by these Bye-Laws, required to be exercised by the Company in a general meeting, and the business and affairs of the Company shall be so controlled by the Board.

46.	Power to Appoint CEO

The CEO as of the date these Bye-Laws are adopted is Mr. Daniel Burrows. Thereafter, the Board may from time to time appoint a natural person or persons to act as CEO of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company and the Board may entrust to and confer upon the CEO such additional powers and duties as the Board deems appropriate for the transaction or conduct of such business.

47.	Power to Authorise Specific Actions

The Board may from time to time and at any time authorise any Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument in the name and on behalf of the Company.

48.	Power to Appoint Attorney

The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

49.	Power to Delegate to a Committee

49.1

The Board may delegate any of its powers (including the power to sub-delegate) to one or more committees appointed by the Board (and the Board may appoint alternative committee members or authorise the committee members to appoint their own alternates). Each committee shall be comprised of such number of members of the Board as the Board may determine.

49.2

All Board committees shall conform to such directions as the Board imposes on them; provided that each voting member shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. The Board or, if so delegated to such committee by the Board, then the applicable committee, may adopt rules for the conduct of its affairs, including rules governing the place, time and notice of meetings, as it deems advisable and as are not inconsistent with these Bye-Laws regulating the meetings and proceeding of the Board or with any applicable resolution adopted by the Board. Unless otherwise approved by the Board, each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inserted by the Secretary in the minute book.

49.3	Any Board committee may have one or more non-voting observer(s).

50.	Power to Appoint and Dismiss Employees

At any time and from time to time, the Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine or alter their duties.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

51.	Power to Borrow and Charge Property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

52.	Other Powers of the Board

Without limiting any other Bye-Law herein, the Board may:

(a)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(b)	delegate any of its powers (including the power to sub-delegate) to any Person on such terms and in such manner as the Board may see fit;

(c)	present any petition and make any application in connection with the liquidation or reorganisation of the Company; and

(d)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law.

53.	Number of Directors

Subject to the rights of the holders of any class or series of Preference Shares then issued and outstanding, as may be set forth in the certificate of designation for such class or series of Preference Shares, the Board shall consist of such number of Directors as is determined from time to time by the Board in accordance with the terms hereof, which number of Directors shall be not less than five (5) and not more than fifteen (15).

54.	Election and Appointment of Directors; Classes of Directors

54.1

Beginning with the 2030 annual general meeting, all Directors of the Company shall be of one class and shall serve for a term ending at the next following annual general meeting. Prior to the 2030 annual general meeting, the Board shall be divided into three classes of approximately equal size, designated Class I, Class II and Class III. Subject to the provisions of the Common Shareholders Agreement, the persons nominated to be elected or appointed as Directors shall be assigned to each class as the Board shall determine such that each class shall consist of an equal number of Directors, to the extent practicable. At the first annual general meeting following the effective date of these Bye-Laws, the term of office of those Directors in Class I shall expire and the Class I Directors shall be elected for a full term of three years. At the second annual general meeting following the effective date of these Bye-Laws, the term of office of those Directors in Class II shall expire and the Class II Directors shall be elected for a full term of three years. At the third annual general meeting following the effective date of these Bye-Laws, the term of office of those Directors in Class III shall expire and the Class III Directors shall be elected for a full term of three years. Subject to the first sentence of this Bye-Law 54.1, at each annual general meeting held after such classification and election, Directors shall be elected or appointed for a full three-year term, as the case may be, to succeed those whose terms expire at such meeting. Each Director shall hold office for the term for which he or she is elected and until his or her successor is appointed.

54.2

Subject to the provisions of the Common Shareholders Agreement and Bye-Law 54.3 and Bye-Law 54.4, the only Persons who shall be eligible for appointment or election as a Director in accordance with Bye-Law 54.1 at any general meeting of the Company shall be Persons either:

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

(a)

for whom a written notice of nomination signed by Members holding in the aggregate not less than 10% of the outstanding paid up share capital of the Company at that time has been delivered to the registered office of the Company for the attention of the Secretary not later than (i) with respect to an annual general meeting of Members, ninety (90) days prior to the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to a special general meeting, the close of business on the tenth (10th) day following the date on which notice of such meeting is first sent or given to Members; or

(b)

who have been approved for such purpose by the Board and identified in the notice of such general meeting or by way of note or other document sent to the Members not less than five (5) days prior to the scheduled date of such general meeting. Such notice shall set forth (x) as to each Person whom the Member proposes to nominate for election as a Director: (i) the name, age, business address and residence address of the Person; (ii) the principal occupation or employment of the Person; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the Person; and (iv) any other information relating to the Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the “Proxy Filings”); and (y) as to the Member giving the notice: (i) the name and record address of such Member; (ii) the class or series and number of shares of the Company which are owned beneficially or of record by such Member; (iii) a description of all arrangements or understandings between such Member and each proposed nominee and any other Person (including his or her name and address) pursuant to which the nomination(s) are to be made by such Member; (iv) a representation that such Member intends to appear in person or by proxy at the meeting to nominate the Persons named in its notice; and (v) any other information relating to such Member that would be required to be disclosed in a Proxy Filing. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. The chairperson of the meeting may refuse to acknowledge the nomination of any Person not made in compliance with the foregoing procedure.

54.3	Nominee Directors

(a)	Notwithstanding anything to the contrary contained in these Bye-Laws:

(i)

Crestview shall have the right to designate one (1) nominee for election to the Board (the “Crestview Nominee”) for so long as Crestview, together with its Affiliate Transferees, beneficially owns at least 7.5% of the Outstanding Common Shares;

(ii)

CVC shall have the right to designate one (1) nominee for election to the Board (the “CVC Nominee”) for so long as CVC, together with its Affiliate Transferees, beneficially owns at least 7.5% of the Outstanding Common Shares;

(iii)

Pine Brook shall have the right to designate one (1) nominee for election to the Board (the “Pine Brook Nominee”) for so long as Pine Brook, together with its Affiliate Transferees, beneficially owns at least 7.5% of the Outstanding Common Shares; and

(iv)

MGU HoldCo shall have the right to designate one (1) nominee for election to the Board (the “MGU HoldCo Nominee,” and together with the Crestview Nominee, the CVC Nominee and the Pine Brook Nominee, the “Nominees” and each individually, a “Nominee”) for so long as MGU HoldCo, together with its Affiliate Transferees, beneficially owns at least 50% of the Common Shares initially purchased by MGU HoldCo on January 3, 2023 and any securities issued with respect to such Common Shares, including pursuant to a stock dividend, stock split, reclassification or pursuant to an exchange (including merger or amalgamation),

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

and each such Nominee shall not be subject to the provisions of Bye-Law 54.2 with respect to a nomination made pursuant to this Bye-Law 54.3(a).

(b)	No reduction in the number of Common Shares that any Member beneficially owns shall shorten the term of any incumbent Director.

(c)

In the event that any Nominee shall cease to serve for any reason during a term, the Member that nominated such Nominee shall be entitled to designate such person’s successor in accordance with the provisions of the Common Shareholders Agreement (regardless of such Member’s beneficial ownership of Common Shares at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor Nominee; it being understood that any such designee shall serve the remainder of the term of the Director whom such designee replaces.

(d)

If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a Nominee, failure to be elected or for another reason is unavailable or unable to serve on the Board, the applicable Member shall be entitled to designate promptly another Nominee, the Director position for which the original Nominee was nominated shall not be filled pending such designation and the Company shall use commercially reasonable efforts and consistent with corporate governance standards of the New York Stock Exchange to cause the Board to promptly fill the vacancy with such successor Nominee.

54.4

The Board may by a resolution of a Simple Majority expand the size of the Board to the maximum permitted by Bye-Law 53 and is authorized to appoint, one or more directors to fill any vacancies created thereby and, subject to Bye-Law 54.3 to fill any vacancies created as a result of a nominee for election as a director not being elected at a general meeting called for such purpose. Any such appointment may be for a period not exceeding 3 years and the Board shall designate any such Director as a Class I, Class II or Class III Director in accordance with these Bye-Laws.

55.	Removal of Directors

55.1

Subject to any provision to the contrary in these Bye-Laws, the Members holding 80% of the Total Voting Power may, at any general meeting convened and held for such purpose in accordance with these Bye-Laws, remove a Director for Cause; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than sixty (60) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

55.2

A vacancy on the Board created by the removal of a Director under the provisions of Bye-Law 55.1, other than the removal of a Nominee, may be filled by the Members at the meeting at which such Director is removed. A Director so appointed shall hold office until the expiration of the term of the Director so removed or until such new Director’s successor is elected or appointed or such new Director’s office is otherwise vacated and, in the absence of such election or appointment, other than with respect to the removal of a Nominee, the Members may authorize the Board to fill any vacancy. A vacancy on the Board created by the removal of a Nominee under the provisions of Bye-Law 55.1 shall be filled pursuant to Bye-Law 54.3(c).

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

56.	Other Vacancies

56.1

Subject to the provisions of Bye-Laws 54.3(c) and (d), the Board shall have the power from time to time and at any time to appoint any Person as a Director to fill a vacancy on the Board occurring as the result of any of the following events (“Vacancy Event”):

(a)	if the Director is removed from office pursuant to these Bye-Laws or is prohibited from being a Director by law;

(b)	if the Director is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

(c)	if the Director is or becomes of unsound mind or dies;

(d)	if the Director resigns his or her office by notice in writing to the Company,

and to appoint an Alternate Director to any Director so appointed. A Director so appointed shall hold office until the annual general meeting at which such Director’s predecessor’s term would have expired or until such Director’s successor is elected or appointed or such Director’s office is otherwise vacated.

57.	Alternate Directors

57.1

Any general meeting of the Company may elect a Person or Persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorize the Board to appoint such Alternate Directors, by notice in writing which has been delivered to the registered office of the Company for the attention of the Secretary not less than sixty (60) days prior to the scheduled date of such general meeting or any adjournment thereof.

57.2

Any Person so appointed shall have all the rights and powers of the Director or Directors for whom such Person is appointed in the alternative provided that such Person shall not be counted more than once in determining whether or not a quorum is present.

57.3

An Alternate Director will be entitled to receive notice of all Board meetings and to vote in such capacity at any such meeting at which the Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

57.4	An Alternate Director shall cease to be such:

(a)

if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as Alternate Director to the Person appointed to fill the vacancy in accordance with these Bye-Laws; or

(b)	on the occurrence of a Vacancy Event with respect to such Alternate Director.

58.	Remuneration of Directors

58.1

The remuneration of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them (including as determined by the tax operating guidelines applicable to the Company in effect at the time) in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with other business of the Company or their duties as Directors generally.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

58.2

A Director may hold any other office under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

58.3

The Board may award special remuneration and benefits to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a professional capacity, will be in addition to his or her remuneration as a Director.

59.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any Person to whom the Board may have delegated any of its powers, or any Person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or Person acting as aforesaid, or that he or she was, or any of them were, disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

60.	Register of Directors and Officers

60.1	The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein such Person’s first name, surname and address.

60.2

The Board shall, within the period of fourteen (14) days from the occurrence of (i) any change among its Directors or Officers or (ii) any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

60.3

The Register of Directors and Officers shall be open to inspection at the office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection.

61.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit, all of whom will be deemed to be Officers for the purposes of these Bye-Laws. Subject to compliance with any requirement of the Act, the same individual may hold two or more offices in the Company.

62.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

63.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board or the CEO from time to time.

64.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine from time to time in accordance with their employment contracts or otherwise.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

65.	Conflicts of Interest

65.1

Any Director, or any Person associated with, related to or affiliated with any Director, may act in a professional capacity for the Company and such Director or such Person will be entitled to remuneration for professional services as if such Director were not a Director; provided that nothing herein contained will authorise a Director or Director’s firm, partner or a Person associated with, related to or affiliated with a Director to act as Auditor of the Company.

65.2

A Director who is directly or indirectly interested in any (or any proposed) contract, arrangement or other matter with the Company (an “Interested Director”) shall promptly declare the nature and extent of such interest in reasonable detail and in accordance with the Act.

65.3

Following a declaration being made pursuant to this Bye-Law, the Interested Director may vote in respect of such matter and/or be counted in the quorum for the meeting at which such matter is to be voted on, unless the Board by a resolution of a Simple Majority (which vote shall exclude the Interested Director, in which case such Interested Director shall not be required to be present for the purpose of establishing a quorum with respect to the vote on such matter) requires the Interested Director to abstain from any vote on the conflicted matter.

66.	Indemnification and Exculpation of Directors and Officers

66.1

Each of the Directors and other Officers of the Company or any Subsidiary of the Company who or which has acted or is acting in relation to any of the affairs of the Company or any Subsidiary and the liquidator or trustees (if any) who or which has acted or is acting in relation to any of the affairs of the Company or any Subsidiary, and every one of them, and their respective heirs, executors, administrators, successors or assigns (each, an “Indemnified Person”), shall be indemnified and secured harmless out of the assets of the Company from and against all liabilities, actions, costs, charges, losses, damages and expenses (including liabilities under contract, tort and statute or any applicable law or regulation (domestic or foreign) and all reasonable legal and other costs and expenses properly payable) which they or any of them, and their respective heirs, executors, administrators, successors or assigns, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (in each case, actual or alleged) in or about the execution of their respective duty, or supposed duty, or in their respective offices or trusts, and none of them will be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other Persons with whom or with which any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company have been placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, and the indemnity contained in this Bye-Law 66 will extend to any Director or officer acting in any office or trust on the reasonable belief that he or she has been appointed or elected to such office or trust notwithstanding any defect to such appointment or election, or in relation thereto; provided, that this indemnity will not extend to any matter in respect of any fraud or dishonesty which may attach to such Indemnified Person or as prohibited by the Act.

66.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him or her under the Act in his or her capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof.

66.3	No Indemnified Person will be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

66.4

The Company will advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against him or her, whether pending or threatened, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person will repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person. Any request for an advancement of moneys must be accompanied by a statement or statements reasonably evidencing the expenses incurred or expected to be incurred by the Indemnified Person.

66.5

The indemnification and advancement of expenses provided in these Bye-Laws will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

66.6

The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-Law 66 will, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and will inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

66.7

The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-Law 66 will be the primary source of indemnification for each Indemnified Person, regardless of whether such Indemnified Person is entitled to indemnification from any Person affiliated with the Indemnified Person. The Company will not be subrogated to the rights of the Indemnified Person or entitled to seek contribution from any other potential source of indemnification for the indemnified Person.

66.8

No amendment, repeal or termination of any provision of this Bye-Law 66 will alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act that took place prior to such amendment, repeal or termination.

67.	Waiver of Claim by Member

Each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company or any Subsidiary thereof; provided, that such waiver does not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

MEETINGS OF THE BOARD OF DIRECTORS

68.	Board Meetings

The Board or any committee thereof may meet, subject to the tax operating guidelines applicable to the Company in effect at the time of such meeting, for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a Simple Majority.

69.	Notice of Board Meetings

The CEO or the Secretary on the requisition of any two or more Directors shall, at any time, summon a meeting of the Board. Notice of a meeting of the Board must be provided at least two (2) Business Days in advance of such meeting, and must state the date, time, place and the general nature of the business to be considered at the meeting unless the Directors unanimously agree to waive notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting,

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

at the beginning of the meeting, to the transaction of business because the meeting is not properly called or convened. Notice of a Board meeting shall be deemed to be duly given to a Director if it is communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

70.	Electronic Participation in Meetings

With respect to any meeting of the Board, the Board shall determine whether to make available to each member of the Board the option to attend such meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, subject to the tax operating guidelines applicable to the Company in effect at the time of such meeting. If the Board determines to make available to any Director the option to attend by telephonic, electronic or other communication facilities or means, any member of the Board may attend such meeting through use of such means, and participation in such a meeting shall constitute presence in person at such meeting.

71.	Quorum at the Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then on the Board.

72.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-Laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

73.	Chairperson to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chair shall act as chairperson of the meeting at all Board meetings at which such Person is present. In the Chair’s absence a chairperson of the meeting shall be appointed or elected by the Directors present at the meeting.

74.	Written Resolutions

A resolution in writing signed by all of the Directors which may be in counterparts, will be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. Such resolution will be deemed to be adopted as an act of the Board at the place where, and at the time when, the last signature of a Director is affixed thereto. For the purposes of this Bye-Law only, “the Directors” shall not include an Alternate Director.

75.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-Laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

76.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

77.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-Laws shall be kept by the Secretary at the registered office of the Company.

78.	Form and Use of Seal

78.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

78.2

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any Person authorised by the Board for that purpose.

78.3	Any Director, Officer or Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

79.	Records of Account

79.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

79.2

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

79.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

80.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

81.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited and be laid before the Members at a general meeting at least once in every year.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

82.	Appointment of Auditor

82.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an independent auditor to the Company

82.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

83.	Remuneration of Auditor

83.1

The remuneration of an Auditor appointed by the Members shall be fixed by the Company at the annual general meeting or at a subsequent special general meeting in each year or in such manner as the Members may determine.

83.2	The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-Laws shall be fixed by the Board.

84.	Duties of Auditor

84.1

The financial statements provided for by these Bye-Laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

84.2

The generally accepted auditing standards referred to in this Bye-Law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

85.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

86.	Financial Statements and the Auditor’s Report

86.1	Subject to the following Bye-Law, the financial statements and/or the auditor’s report as required by the Act shall:

(a)	be laid before the Members at the annual general meeting; or

(b)	be received, accepted, adopted, approved or otherwise acknowledged by the Members by written resolution passed in accordance with these Bye-Laws.

86.2

If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

87.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

VOLUNTARY WINDING-UP AND DISSOLUTION

88.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS AND MEMORANDUM OF ASSOCIATION

89.	Alteration of Bye-Laws

89.1

No Bye-Law may be rescinded, altered or amended and no new Bye-Law may be made save in accordance with the Act and until the same has been approved by a resolution approved by the Board and by a resolution approved by a Simple Majority of the Members, provided that Bye-Laws 54.1, 54.3 and 55.2 may not be rescinded, altered or amended in a manner that would adversely affect the respective rights of Crestview, CVC, Pinebrook or MGU HoldCo (collectively, the “Principal Shareholders”, and each, a “Principal Shareholder”) thereunder without the consent of the Principal Shareholder so affected, provided further that such Principal Shareholder has (i) the right to designate a Nominee for election to the Board in accordance with Bye-Law 54.3(a) or (ii) has a Director then serving on the Board.

89.2

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

90.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

FIDELIS INSURANCE HOLDINGS LIMITED BYE-LAWS

SCHEDULE A

Form “A”

Transfer of a Share or Shares

Fidelis Insurance Holdings Limited (the “Company”)

FOR VALUE RECEIVED                      [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness